UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023 (September 7, 2023)

Bannix Acquisition Corp.

  (Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8265 West Sunset Blvd., Suite # 107 West Hollywood, CA	90046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 682-8949

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 7, 2023, the Board of Directors (the “Board”) of Bannix Acquisition Corp. (the “Company”) approved the engagement of RBSM LLP (“RBSM”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023 effective September 7, 2023. In connection with the selection of RBSM, the Company dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm on September 8, 2023.

Except as described below, the reports of Marcum on the financial statements of the Company for the fiscal year ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Their audit reports contained an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 1 to the financial statements. Additionally, during the Company’s fiscal year ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021, as well as the subsequent interim periods through September 8, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such fiscal years.

There were material weaknesses in internal controls identified by management related to analyzing complex financial instruments, specifically the valuation of warrant liabilities, that are disclosed in the Company’s Form 10-K/A and 10-K filed with the SEC on November 3, 2022 and April 11, 2023, respectively, and Form 10-Q/A and 10-Qs filed with the SEC on November 8, 2022, November 9, 2022, November 22, 2022 and May 22, 2023, respectively, and the material weakness in internal controls identified by management related to properly designing the financial closing and reporting process to record, review and monitor compliance with generally accepted accounting principles for transactions on a timely basis that is disclosed in the Company’s Form 10-K and Form 10Q filed with the SEC on April 11, 2023 and May 22, 2023, respectively.

On August 30, 2022, the Company’s management, after consultation with the Board and a discussion with Marcum, concluded that the Company’s financial statements for the period ended December 31, 2021, financial statements as of September 30, 2021 and for the three months then ended and for the period from January 21, 2021 (inception) to September 30, 2021 and financial statements as of March 31, 2022 and for the three months then ended (the “Original Financial Statements”) should no longer be relied upon and are to be restated in order to correct a classification error. The Original Financial Statements were restated in the financial statements accompanying the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on November 3, 2022 and the Company’s Quarterly Report on Form 10-Q/A filed with the Commission on November 8, 2022. As part of such process, the Company identified a material weakness in its internal controls over financial reporting, related to the Company’s accounting for complex financial instruments, specifically the valuation of warrant liabilities. There were no other “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Company has provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”), and has requested Marcum to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and if not, stating the reasons for their disagreement. A copy of Marcum’s letter dated September 8, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During for the fiscal year ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021, and the subsequent interim period through September 8, 2023, neither the Company nor anyone on its behalf has consulted RBSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated September 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2023

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer